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                                                                     EXHIBIT 3.2
                                    BYLAWS
                                      OF
                       MISSISSIPPI CHEMICAL CORPORATION
                          (a Mississippi corporation)
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                                  ARTICLE I.
                                IDENTIFICATION
                                --------------

    Section 1.01. NAME. The name of this corporation is Mississippi Chemical Corporation. The corporation may conduct operations under such other names as the Board of Directors may designate.

    SECTION 1.02. SEAL. The corporation shall be authorized, but not required, to use a corporate seal, which if used shall be circular in form and contain the name of the corporation and the words "Corporate Seal, Mississippi." The corporate seal shall be affixed by the Secretary upon such instruments or documents as may be deemed necessary. The presence or absence of such seal on any instrument shall not, however, affect its character or validity or legal effect in any respect.

    Section 1.03. OFFICES. The address of the principal office of the corporation shall be Highway 49 East, P. O. Box 388, Yazoo City, Mississippi 39194-0388. The corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II.
                                 CAPITAL STOCK
                                 -------------

    Section 2.01. CONSIDERATION FOR SHARES. Except as otherwise permitted by law, capital stock of the corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors.

    SECTION 2.02. PAYMENT FOR SHARES. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in other benefit to the corporation, including promissory notes, labor or services already performed, contracts for services to be performed or other securities of the corporation. Before the corporation issues shares, the Board of Directors shall determine that the consideration is adequate, which determination is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. When the corporation receives the consideration for which the Board authorized the issuance of shares, the shares issued therefor are fully paid and nonassessable. The corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict

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transfer of the shares, and may credit distributions in respect of the shares against their purchase price until the services are performed, the note is paid or the benefits received. Such escrow arrangements may provide that if the services are not performed, the note is not paid or the benefits are not received, then the shares escrowed or restricted and the distributions credited may be cancelled in whole or in part.

    SECTION 2.03. CERTIFICATES REPRESENTING SHARES. The certificates of stock of the corporation shall be numbered consecutively and entered in the books of the corporation as they are issued. The Board of Directors may authorize the issuance of some or all of the shares without certificates. Such authorization shall not affect shares already represented by certificates. Each certificate issued shall be signed, either manually or by facsimile, by two officers of the corporation and may bear the corporate seal or its facsimile. If the corporation is authorized to issue different classes of shares or different series within a class, then each certificate shall have noted thereon a summary of the designations, relative rights, preferences, rights and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series. Certificates evidencing shares of the corporation shall set forth thereon the statements prescribed by Section 79-4-6.25 of the Mississippi Business Corporation Act and by any other applicable provision of law. If a person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

    SECTION 2.04.  SHARE TRANSFERS.   Upon compliance with any provisions
restricting the transferability of shares that may be set forth in the Articles of Incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

                                 ARTICLE III.
                           MEETINGS OF SHAREHOLDERS
                           ------------------------

    Section 3.01. PLACE OF MEETINGS. Meetings of the shareholders of the corporation shall be held at the principal office of the corporation or at such other place in or out of the state of Mississippi as shall be determined by the Board of Directors.

    SECTION 3.02. ANNUAL MEETINGS. The annual meeting of the shareholders shall be held at such time and place as the Board of Directors shall designate, at which annual meeting the shareholders shall elect a number of members of the Board of

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Directors equal to the number of directors whose terms expire at such meeting, and transact such other business as may properly come before the meeting. Failure to hold the annual meeting at the designated time shall not affect the validity of any corporate action.

    SECTION 3.03. SPECIAL MEETINGS. Special meetings of the shareholders shall be held on such call as may be specified in the Articles of Incorporation, on call of the Board of Directors or on call of the holders of at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting if such holders sign, date and deliver to the Secretary one or more written demand(s) for the meeting. Any written demand for a meeting shall state the purpose(s) of the proposed meeting and only business within such purpose(s) described in the notice may be conducted at such meeting.

    SECTION 3.04. NOTICE OF MEETINGS - WAIVER. Written notice stating the place, date and time of the meeting, and in case of a special meeting, the purpose(s) for which the meeting is called, shall be delivered not less than ten
(10) days or more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder entitled to vote at such meeting. Only the shareholders whose names appear on the stock transfer books at the close of business the day before the first notice is delivered to shareholders shall be entitled to notice of and to vote at such meeting, notwithstanding the transfer of shares thereafter.

    The corporation shall give notice to shareholders not entitled to vote in any instance where such notice is required by the provisions of the Mississippi Business Corporation Act. A shareholder may waive notice before or after the date and time stated in the notice. The waiver must be in writing, must be signed by the shareholder entitled to notice and must be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting unless at the beginning of the meeting (or promptly upon arrival) the shareholder objects to holding the meeting or transacting business at the meeting. A shareholder's attendance at a meeting also waives objection to consideration of a particular matter which is not within the purpose(s) described in the notice unless the shareholder objects when the matter is presented.

    SECTION 3.05. RECORD DATE. The Board of Directors may fix a record date for one (1) or more voting groups in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action; provided, that a record date fixed under this sentence may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. The stock transfer books of the corporation need not be closed. The record date may precede the date on which the record date is established. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

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    SECTION 3.06.  SHARES HELD BY NOMINEES.  The corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the shareholder. The extent of this recognition may be determined in the procedure.

    SECTION 3.07. SHAREHOLDERS' LIST. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of shareholders' meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his or her agent or attorney is entitled on written demand to inspect and, subject to the requirements of Section 79-4-16.02(c) of the Mississippi Business Corporation Act, to copy the list during regular business hours and at his or her expense, during the period it is available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder, his or her agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.

    SECTION 3.08. QUORUM. Unless otherwise required by law or the Articles of Incorporation, a majority of the votes entitled to be cast on the matter by a voting group, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders for action on that matter. Holders of shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is or must be set for the adjourned meeting of shareholders for action on that matter. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of a number of shareholders so that less than a quorum remains. A meeting may be adjourned despite the absence of a quorum.

    SECTION 3.09. MEANING OF CERTAIN TERMS. As used herein in respect to the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one (1) class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two (2) or more classes or series of shares or upon which or upon whom the Mississippi Business Corporation Act confers such rights

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notwithstanding that the Articles of Incorporation may provide for more than one
(1) class or series of shares, one (1) or more of which are limited or denied such rights thereunder.

    SECTION 3.10. PROXIES AND VOTING. Except as otherwise provided by law or the Articles of Incorporation, each outstanding share, regardless of class, is entitled to one (1) vote on each matter voted on at a shareholders' meeting. A shareholder may vote either in person or by proxy. A shareholder may appoint a proxy by signing an appointment form, either personally or by his attorney-in-fact, and delivering it to the Secretary or other officer of the corporation who is authorized to tabulate votes. An appointment of a proxy is revocable unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Such an appointment becomes revocable when the interest is extinguished. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Unless the Articles of Incorporation provide otherwise, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting in which a quorum is present.

    SECTION 3.11 CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following in the order of seniority and if present and acting; the Chairman of the Board, if any; the Vice Chairman of the Board, if any; the President, a Vice President, if any; or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

    SECTION 3.12.  ACTION WITHOUT A MEETING.   Action required or permitted by
the Mississippi Business Corporation Act to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one (1) or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. The corporation must give any required notice to nonvoting shareholders, if any.

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                                  ARTICLE IV.
                              BOARD OF DIRECTORS
                              ------------------

    Section 4.01. NUMBER AND QUALIFICATIONS. A director need not be a shareholder, a citizen of the United States, or a resident of the state of Mississippi. The business and affairs of the corporation shall be managed under the direction of, and all corporate powers shall be exercised by or under the authority of, its Board of Directors. The Board of Directors of the corporation shall, effective as of the date of adoption of these Bylaws, consist of twelve
(12) members and thereafter shall consist of such number of members not less than nine (9) or more than fifteen (15) as determined from time to time by resolution of a majority of the Board of Directors.

    As long as the size of the Board of Directors shall be fixed at twelve (12) members, the Board shall be divided in three (3) classes of four (4) directors each, with the Board of Directors designating nominees for each class and the shareholders of the Company electing the initial directors serving in such classes to initial terms expiring in the three (3) successive years following such initial election (Class I-1995, Class II-1996 and Class III-1997). In the event a different number of directors is established but is nine (9) or more, the Board of Directors shall be divided into three (3) classes consisting of equal numbers of directors to the extent possible. The Board of Directors may fill any vacancies on the Board of Directors, pursuant to Section 4.06 hereof, designating new directors to one (1) of the three (3) classes of directors. At each annual meeting of the shareholders following such initial election, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting after their election or until their earlier retirement from the Board. Any vacancy arising from the earlier retirement of a director shall be filled by vote of the Board, and the term of any such director shall be for the balance of the term of the retiring director.

    SECTION 4.02. ELECTION. At each annual meeting at which directors are elected, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election. Each director shall hold office for the term for which he or she is elected and until his or her successor shall be elected and qualified.

    SECTION 4.03. ELECTION OF OFFICERS OF BOARD OF DIRECTORS. At the first meeting or at any subsequent meeting called for the purpose, the directors shall elect a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors. Such officers shall hold office until the next annual election of officers, and until their successors are elected and qualify.

    SECTION 4.04. THE CHAIRMAN AND VICE CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board shall preside at all meetings of the Board of Directors. The Vice Chairman shall act as Chairman in the absence of the Chairman.

    SECTION 4.05. REMOVAL OF DIRECTORS. The directors or the shareholders may remove one (1) or more director(s) only for cause, as defined in the Articles of

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Incorporation.  A director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director. A director may be removed by the shareholders or directors only at a meeting called for the purpose of removing the director, and the meeting notice must state that the purpose or one of the purposes of the meeting is the removal of directors.

    SECTION 4.06. VACANCIES. Unless the Articles of Incorporation provide otherwise, if a vacancy occurs in the Board of Directors, including a vacancy resulting from an increase in the number of directors:

    (a)  the Board of Directors may fill the vacancy; or

    (b) if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

A decrease in the number of directors does not shorten an incumbent director's term. A vacancy that will occur at a specified later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

    SECTION 4.07. PLACE OF MEETING. Meetings of the Board of Directors, regular or special, may be held either in or out of the state of Mississippi.

    SECTION 4.08. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting.

    SECTION 4.09. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held upon notice. Unless the Articles of Incorporation provide for a longer or shorter period, special meetings of the Board of Directors must be preceded by at least two (2) days' notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting unless required by the Articles of Incorporation. Attendance in person at or participation in a special meeting waives any required notice of the meeting unless at the beginning of the meeting (or promptly upon arrival) the director objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Notice of any meeting of the Board of Directors may be waived before or after the date and time stated in the notice if in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records.

    SECTION 4.10. QUORUM AND VOTING. A quorum of the Board shall consist of a majority of the directors in office immediately before the meeting begins. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board. A director who is present at a meeting of the Board when corporate action is taken is deemed to have assented to the action taken unless:

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    (a)  he or she objects at the beginning of the meeting (or promptly upon arrival) to holding the meeting or transacting business at the meeting;

    (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or

    (c) he or she delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

    SECTION 4.11. CONDUCT OF MEETINGS. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director who so participates in a meeting is deemed to be present in person at the meeting.

    SECTION 4.12. COMMITTEES OF THE BOARD. Unless the Articles of Incorporation provide otherwise, the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two (2) or more members, who shall serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by a majority of all the directors in office when the action is taken. The requirements applicable to the Board of Directors with regard to meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements apply to committees and their members as well. The Board of Directors may delegate to such committee(s) all such authority of the Board that it deems desirable except the authority to:

    (a)  authorize distributions;

    (b) approve or propose to the shareholders action required to be approved by shareholders;

    (c)  fill vacancies on the Board of Directors or on any of its committees;

    (d)  amend the Articles of Incorporation;

    (e)  adopt, amend or repeal Bylaws;

    (f)  approve a plan of merger not requiring shareholder approval;

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    (g)  authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

    (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within limits specifically prescribed by the Board of Directors.

    SECTION 4.13. ACTION WITHOUT MEETING. Action required or permitted by the Mississippi Business Corporation Act to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this paragraph is effective when the last director signs the consent, unless the consent specifies a different prior or subsequent effective date.

                                  ARTICLE V.
                                   OFFICERS
                                   --------

    Section 5.01. OFFICERS. The officers of the corporation shall consist of a President and Secretary and, as deemed appropriate by the Board of Directors, a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel, Treasurer, one (1) or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and assistant officers and agents as may be deemed necessary by the Board of Directors. Any two (2) or more offices may be held by the same person. The Board of Directors shall delegate to one (1) of the officers the responsibility of preparing minutes of directors' and shareholders' meetings and of authenticating records of the corporation. Officers need not be directors or shareholders of the corporation.

    SECTION 5.02. VACANCIES. Vacancies occurring in any office shall be filled by the Board of Directors at any regular or special meeting.

    SECTION 5.03. THE PRESIDENT. The President shall be responsible for the active, executive management and supervision of the operations of the corporation and shall perform such duties as the Board of Directors may prescribe or his or her capacity as President by custom may provide.

    SECTION 5.04. THE VICE PRESIDENT. Vice Presidents shall perform such duties as the Board of Directors may prescribe. Each Vice President shall report to the President or his or her delegate who shall be responsible for the Vice President's actions.

    SECTION 5.05. THE SECRETARY. The Secretary shall attend all meetings of the shareholders and of the Board of Directors, and shall keep a true and complete record of the proceedings of these meetings. The Secretary shall be custodian of the

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records of the corporation and shall attend to the giving of all notices, attest, when requested, to the authority of the President or other officers, as revealed by the minutes or these Bylaws, to execute legal documents binding the corporation, and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe.

    SECTION 5.06. THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep correct and complete records of account, showing accurately at all times the financial condition and results of operations of the corporation. The Chief Financial Officer shall be the legal custodian of all moneys, notes, securities and other valuables that may from time to time come into the possession of the corporation. The Chief Financial Officer shall immediately deposit all funds of the corporation coming into his or her hands in some reliable bank or other depository to be designated by the Board of Directors, and shall keep this bank account in the name of the corporation. The Chief Financial Officer shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition and results of operations of the corporation, and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe. The Chief Financial Officer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

    SECTION 5.07. OTHER OFFICERS. The duties of other officers elected by the Board of Directors shall be such as are customary to their respective offices and as shall be assigned to them by the President.

    SECTION 5.08. RESIGNATION AND REMOVAL. An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date provided the successor does not take office until the effective date. The Board of Directors may remove any officer at any time with or without cause and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

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                                  ARTICLE VI.
                          REGISTERED OFFICE AND AGENT
                          ---------------------------

    The address of the initial registered office of the corporation and the name of the initial registered agent of the corporation are set forth in the original Articles of Incorporation.

                                 ARTICLE VII.
                                  FISCAL YEAR
                                  -----------

    The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                 ARTICLE VIII.
                                  AMENDMENTS
                                  ----------

    These Bylaws may be altered, amended or repealed and new Bylaws adopted by the affirmative vote of the holders of a majority of the outstanding stock at any regular meeting of the shareholders or special meeting called for the purpose, or by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board, unless the shareholders in amending or repealing a particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw; provided, however, that the Board of Directors may not amend these Bylaws to take any action which is reserved exclusively by the shareholders pursuant to the Mississippi Business Corporation Act. If any shareholder or director, as the case may be, should object to the consideration of any proposed amendment, the proposal may not be voted upon unless notice of the proposed amendment was given at least ten (10) days prior to the meeting at which such objecting shareholder or director is entitled to vote. Any amendment, modification, repeal or addition to these Bylaws adopted by the Board of Directors may be amended or repealed by the shareholders.

    A Bylaw that fixes a greater quorum or voting requirement for the Board of Directors may be amended or repealed:

    (a)  if originally adopted by the shareholders, only by the shareholders; or

    (b) if originally adopted by the Board of Directors, either by the shareholders or the Board of Directors.

    Action by the Board of Directors to adopt or amend a Bylaw originally adopted by the Board of Directors fixing a greater quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater. The Board is without authority to amend this Article VIII.

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